VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of June 6, 201 8, is entered into by and among National Energy Services Reunited Corp., a company organized under the laws of the British Virgin Islands (the “Company’’), NESR Holdings Ltd ., a company organized under the laws of the British Virgin Islands (“NESR Holdings “) , and SV3 Holdings PTE LTD., a company organized under the laws of the Republic of Singapore (“SVJ”) .

WHEREAS, SV3 and the Company have entered into that certain Contribution Agreement (the “Contribution Agreement “), pursuant to which SV3 has contributed to the Company its interests in GES (as defined below) and, in consideration therefor, has received Ordinary Shares; and

WHEREAS , in connection with , and effective upon, the completion of the Business Combination (as defined below), the Company, NESR Holdings and SV3 have entered into thi s Agreement to set forth certain understand ings among themselves, i nclud ing with respect to certai n corporate governance matters.

NOW, THEREFORE, i n consideration of the mutual covenant s contained herein and for good and valuable consideration , the recei pt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section I .I Certain Definitions. As used in th is Agreement, the following terms shall have the following meanings:

“Affiliate “ means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) vot ing power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings. For the avoidance of doubt, for purposes of this Agreement, SV3 is deemed to Beneficially Own the Ord inary Shares owned by it and any Affi l iate of SV3.

“Board “ means the Board of Directors of the Company.

“Business Combination” means the consummation of an initial business combination (as defined in the Company ‘s final prospectus , dated May 11, 2017) that includes an acquisition by the Company of all or substantially all of the outstanding capital stock of GES, and substantially a ll of the assets or capital stock of any other Person or Persons for which the Company submits a single proxy seeking shareholder approval for such initial business combination.

“Controf’ (including the terms “Controls,” “Controlled by” and ·’under common Control with”) means the possession , direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote I 0% or more of the securities having ord inary voting power for the election of directors of a Person.

“GES” means Gulf Energy S.A.0.C., a closed joint stock company registered in Oman under Commercial Registration No. 1 791842, with its registered office address as P. 0. Box 786, Postal Code 1 16, Mina Al Fahal, Oman.

“Necessary Action” means, with respect to a specified result, al l actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Company that requ ires a vote or other action on the part of the Board , to the extent such action is consistent with the fiduciary duties that the Company’s d irectors may have in such capacity) necessary to cause such resu lt, includ ing (i) voting or provid ing a wri tten consent or proxy with respect to Ord i nary Shares, (i i) causing the adoption of shareholders’ resolutions and amendments to the organizational docu ments of the Company, (ii i) executing agreements and instruments and (iv) making or causing to be made, with governmental, administrative or regulatory authorities, all fi lings, registrations or simi lar actions that are requ i red to achieve such result.

“Ordinary Shares” means the ord i nary shares, no par value, of the Company.

“Person “ means any individual , corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association , organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

Section 1 .2 Rules of Con struction.

(a) Un less the context requ ires otherwise: (i) any pronoun used in this Agreement shall include the corresponding mascu l ine, fem inine or neuter form s; (i i) references to Articles and Sections refer to articles and sections of this Agreement; (ii i) the terms “include,” “includes,” “includ ing” and words of like import shall be deemed to be followed by the words “without lim itation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder “ refer to this Agreement as a whole and not to any particu lar provision of this Agreement; (v) unless the context otherwise requ ires, the term “or” is not exclusive and shall have the inclus ive meaning of “and/or”; (vi) defined terms herei n wi l l apply equally to both the singular and plural forms and derivati ve forms of defined terms will have correlative meani ngs; (vi i) references to any law or statute shall include all ru les and regu lations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consol idating, amend ing, succeeding or replacin g the appl icable law or statute; (viii) references to any Person include such Person ‘s successors and permitted assigns; and (ix) references to “days” are to calendar days unless otherwise indicated.

(b) The headings i n this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

(c) This Agreement shal l be construed withou t regard to any presumption or other rule req u iring construction against the party that drafted or caused this Agreement to be drafted

ARTICLE II

GOVERNANCE MATTERS

Section 2.1 Designees.

(a) The Company and N ESR Holdings shall take all Necessary Action to cause the Board to include mem bers as fol lows:

(i) Unti l such time as SY3 and its Affi l iates collectively Beneficially Own less than 4,095,000 of the outstand ing Ord inary Shares, one nominee designated by SV3 (the “SV3 Director “), provided that SY3 has taken all Necessary Act ion during the course of negotiati ng and enterin g the Sale and Purchase Agreement and afterwards as a shareholder of Compan y to afford the former shareholders of GES the same ri ght to appoint a d irector to the Board; and

(ii) I f SV3 and i ts Affil iates collectively Beneficially Own less than 4 ,095,000of the outstand ing Ord inary Shares, SY3 shall not be entit led to designate a nom inee as an SY3 Director.

The Company agrees, to the fu l lest extent permitted by applicable law (incl udi ng with respect to any applicable fiduciary duties under applicable law), that taking all necessary corporate action to effectuate the above shal l include (A) including the persons designated pursuant to this Section 2. 1{a) in the slate of nominees recommended by the Board for election at any meeti ng of stockholders called for the purpose of electi ng directors, (B) nominating and recommend ing each such ind ividual to be elected as a director as provided herein, and (C) solicit ing proxies or consents i n favor thereof. The Company is entitled to identify such ind ivid ual as an SY3 Director, pursuant to this Agreement.

(b) So long as SV3 is entitled to designate a nominee pursuant to Section 2.1 { a), SV3 shal l have the right to remove such SY3 Director (with or without cause), from time to t ime and at any time, from the Board, exercisable upon written notice to the Company, and the Company shall take all Necessary Action to cause such removal.

(c) I n the event that a vacancy is created on the Board at any time by the death, d isability, resignation or removal (whether by SV3 or otherwise in accordance wi th the Company’s organizational documents, as such may be amended or restated from t ime to time) of an SY3 Director , SY3 shall be entitled to designate an ind ividual to fill the vacancy. The Company and the NESR Hold ings shall take all Necessary Action to cause such replacement designee to become a member of the Board.

Section 2.2 Board Observation Rights. So long as SV3 and its Affiliates collectively Beneficially Own at least 4,095,000 of the outstand ing Ordinary Shares of the Company, SY3 shall be entitled to have two (2) representatives attend (either in person or telephonical ly) all meeti ngs of the Board in a nonvoti ng observer capacity, which will include the right to receive notice of all meeti ngs of the Board and the right to receive copies of all notices, minutes, written consents, and other materials that it provides to mem bers of the Board, at the same time so provided to the Board (“Board Observer”) ; provided , however, that so long as an SV3 Director is du l y elected and serving as a member of the Board, SV3 shall only have the right to designate one (I) Board Observer pursuant to this Section 2.2; provided further , however, that if SV3 and its Affil iates col lectively Beneficia l ly Own (i) less than 4,095 ,000 of the outstand ing Ord inary Shares and (ii) more than one percent ( 1%) of the outstand ing Ord inary Shares, then SV3 shall only have the right to designate one ( l ) Board Observer pursuant to this Section 2.2. Nothing i n this Section 2.2 shal l restrict the Chairman of the Board or the Board from exclud ing the Board Observer from recei ving any materials that are otherwise provided to the Board or from exclud ing the Board Observer from any meeting of the Board (or portion thereof) if deemed in their sole discretion to be advisable either for the benefit or protection of the Company or a Board mem ber or related to issues of potential conflicts of interest with such Board Observer or its affiliates.

Section 2.3 Restrictions on Other Agreements. NESR Hold ings shall not, d irectly or indi rectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any k ind with respect to i ts Ordinary Shares if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, vot ing trust, agreement or agreements are with holders of Ord inary Shares that are not parties to this Agreement or otherwise).

ARTICLE III

EFFECTIVENESS AND TERMINATION

Section 3.1 Effectiveness. Upon the closing of the Business Combination, th is Agreement shal l thereu pon be deemed to be effective. However, to the extent the closing of the Busi ness Combination does not occur, the provisions of this Agreement shall be without any force or effect.

Section 3.2 Term ination. This Agreement shall terminate upon the earlier to occur of (a) such time as SV3 and its Affiliates Beneficial l y Own less than (i) 4,095,000 of the outstand ing Ord inary Shares and (ii) one percent (1%) of the outstand ing Ord inary Shares, or (b) the del ivery of written notice to the Company by SV3, requesting the term ination of this Agreement. Further, at such time as any party hereto no longer Beneficial ly Owns any Ord inary Shares, all rights and obligations of such party under this Agreement shall terminate.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writ ing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mai l or be sent by facsimile or electronic mail to such party at the address set forth below (or such other address as shall be specified by l ike notice). Notices will be deemed to have been duly given hereunder if (a) personall y delivered , when received , (b) sent by nationall y recognized overnight courier, one ( l ) busi ness day after deposit with the nationally recognized overnight courier, (c) mai led by registered or certified mai l , five (5) busi ness days after the date on which it is so mailed , and (d) sent by facsimi le or electronic mai l, on the date sent so long as such communication is transmitted before 5:00 p.m. in the time zone of the receivi ng party on a business day, otherwise, on the next busi ness day.

(a)	If to the Company, to:

National Energy Services Reunited Corp. 777 Post Oak Blvd., Suite 730
Houston, Texas 77056
Attention : Sherif Foda; Joseph Nawfal
Ema il: sfoda(@n esrco.com ; jn awfa l @n esrco.com

With a copy to (which does not constitute notice): Looper Goodwi ne, P.C. 1300 Post Oak Bou levard, Suite 2400 Houston , Texas 77056 Attention: Dona ld R. Looper Ema il: d loopcr@ loopern.oodwine.com

(b)	If to NESR Hold ings, to: NESR Holdings Ltd.
777 Post Oak Blvd ., Suite 730 Houston, Texas 77056
Attention: Sherif Foda; Joseph Nawfal
Ema il: sfoda@nesrco.com; jn awlal@,nesrco.com With a copy to (which does not constitute notice):
Looper Goodwi ne, P.C.
1 300 Post Oak Bou levard, Suite 2400 Houston, Texas 77056
Attention: Dona ld R. Looper
Ema il: d l oopc rla11oo pcr g:ood w i nc.c om

(c)	Ifto SV3, to:

SV3 Hold ings PTE Ltd. c/o SCF Partners
600 Travis Street, Suite 6600
Houston, Texas 77002
Attention: Andrew L. Wai te; Theresa W. Eaton

Ema i l: A Wai te(a),scfpartner s.com; TEaton(@.scfpa rtners.com

With a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

I 00 I Fannin Street, Suite 2500 Houston, Texas 77002

Attention: W. Matthew Strock; E. Ramey Layne

Ema i l : m st roc k @vclaw.com; rla vnc@.vclaw.com

Section 4.2 Severabil ity. The provision s of this Agreement shall be deemed severable, and the invalid ity or unen forcea bi li ty of any provision shall not affect the val i d ity or enforceability of the other provisions hereof. I f any provision of this Agreement , or the appl ication thereof to any Person or any circumstance , is found to be inval id or unenforceable in any jurisd iction , (a) a suitable and equitable provision shall be substituted therefor i n order to carry out, so far as may be val id and enforceable, the i ntent and purpose of such inval id or unenforcea ble provision and (b) the rema inder of this Agreement and the appl ication of such provi sion to other Persons or circumstances shall not be affected by such inval idity or unenforceabil ity, nor shal l such i nvalidity or unenforceabili ty affect the valid ity or enforceabi l ity of such provision, or the application thereof, i n any other juri sdiction.

Section 4.3 Counterparts. This Agreement may be executed in one or more counterparts , each of which shall be deemed an original and al l of which, taken together , shall be considered one and the same agreement.

Section 4.4 Enti re Agreement: No Th i rd Partv Beneficiari es. This Agreement

(a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remed ies hereunder.

Section 4.5 Fw1her Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herei n.

Section 4.6 Governing Law; Equitable Remed ies. THIS AGREEMENT SHALL BE GOVERN ED BY, AN D CONSTRUED JN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (W ITHOUT GIVING EFFECT TO CONFLICT OF LA WS PRINCIPLES

THEREOF). The parties hereto agree that irreparable damage would occur i n the event that any of the provisions of this Agreement were not performed i n accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shal l be entitled to an i nj unction or injunctions and other equitable remed ies to prevent breaches of this Agreement and to enforce specifical ly the terms and provisions hereof in any of the Selected Courts (as defined below), th is being in add ition to any other remedy to which they are entitled at law or in equi ty. Any requirements for the securing or posting of any bond with respect to such remed y are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy i n respect of such breach or enforcement of specific performance, i t will not assert the defense that a remedy at law would be adequate.

Section 4.7 Consent to Jurisd iction and Arbitration.

(a) In the event of any d ispute between the Parties arising out of or relating to this Agreement (includ ing a dispute relati ng to any non-contractual obl igations arising out of or in connection with this Agreement), representat ives of the parties shall, wi thi n ten ( I 0) busi ness days of service of a written notice from either party to the other (a “Disputes Notice “), hold a meeti ng (a ·’Dispute Meeting “) in an effort to resolve the dispute. In the absence of agreement to the contrary the Dispute Meet ing shal l be held at the registered office for the time bei ng of the Company. Each Party shall use all reasonable endeavours to send a representative who has authority to settle the dispute to attend the Dispute Meeti ng.

(b) Any dispute arising out of or with respect to this Agreemen t shal I be resolved solely by arbitration held under the American Arbitration Association (“AAA”). The seat, or legal place, of arbitration shall be Houston, Texas. The arbitrator shall be instructed to attempt to concl ude the arbitration within thirty (30) days of init iation of proceed ings. Both parties expressl y wa ive thei r rights to resort to the courts and expressl y waive their rights to discovery except as requi red by the arbitrator. Time is of the essence, and the arbitrator is authorized to render a defaul t judgment aga inst a party fa il ing to appear, provided adequate evidence is presented by the party partici pati ng.

(c) The n umber of arbitrators shall be one (1). The arbitrator will be appointed by the AAA. The language to be used in the arbitration shal l be English.

(d) The award made by the arbitrator shall be final and bind ing on the parties and may be enforced in any court of competent jurisd iction. To the extent permissi ble by law, the parties hereby waive any right to appeal the decision of the arbitrator. Notwithstand ing the foregoing, the parties agree that any of them may seek interim measures includ ing injuncti ve rel ief i n relation to the provisions of this Agreement or the parties ‘ performance of it from any court of competent jurisd iction.

Section 4.8 Amendments: Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the parties hereto, and (ii) i n the case of a waiver, by each of the parties aga inst whom the waiver is to be effective.

(b) No failure or delay by any party i n exercisi ng any right, power or privi lege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof precl ude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remed ies herei n provided shall be cumulative and not exclusive of any rights or remed ies provided by law.

Section 4.9 Assignment. Neither this Agreement nor any of the rights or obligations hereund er shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however , that SV3 may assign any of its rights hereunder to any of its Affi liates. Subject to the preced ing sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. In the event any party hereto assigns or transfers any Ord inary Shares to any Affiliate of such party, such Affi l iate shall be bound by this Agreement the same as the party that assigned or transferred such Ord inary Shares.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NATIONAL ENERGY SERVICES REUNITED CORP.

By:	/s/Sherif Foda
Name:	Sherif Foda
Title:	CEO

NESR HOLDINGS LTD.

By:	/s/ Tom Wood
Name:	Tom Wood
Title:	Director

SV3 HOLDINGS PTE LTD.

By:	/s/Andrew Waite
Name:	Andrew Waite
Title:	Authorized signatory

(Signature Page to Voting Agreement)